SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2006

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware		20-0833098
(State or other	001-32225	(I.R.S. Employer
jurisdiction of incorporation)	(Commission File Number)	Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas
(Address of principal	75201-6915
executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 28, 2006, the Board of Directors of Holly Logistic Services, L.L.C. (the “Company”) approved changes in the compensation paid to the Company’s non-employee directors. Effective August 28, 2006, each director who is not an officer of the Company or Holly Corporation will receive compensation for service as a director as follows:
(a) An annual cash retainer of $30,000, payable in four quarterly installments (previously $25,000);
(b) A $1,500 meeting fee for attendance at each in-person meeting of the Board of Directors or a Board committee, a $1,500 meeting fee for attendance at each telephone meeting of the Board of Directors or a Board committee that lasts more than two hours, and a $750 meeting fee for attendance at each telephone meeting of the Board of Directors or a Board committee that lasts from one-half hour up to two hours (previously $1,500 for every meeting, with a maximum of one committee meeting per day).
(c) An annual grant of restricted units equal in value to $40,000 on the date of grant, with a vesting period of one year (previously $40,000 with a vesting period of three years).
In addition, the non-employee directors who serve as chairpersons of the Audit and Conflicts Committees will each receive an annual retainer of $7,500 (previously each $5,000). The non-employee director who serves as chairperson of the Compensation Committee will receive an annual retainer of $5,000 (no change).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C.
its General Partner

By:	/s/ ERIN O. ROYSTON
Erin O. Royston
Secretary

Date: August 31, 2006